Filed under Rule 424 (b)(3), File No. 333-132201
                            Pricing Supplement No. 1 - dated 03/06/2006
                                    (To prospectus dated 03/03/2006 and
                                prospectus supplement dated 03/03/2006)

Toyota Motor Credit Corporation


===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89233PXH4       100%       	0.625%            99.375%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.000%      Semi-Annual     03/20/2009      No

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Medium-Term Note, Series B - Fixed Rate.
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Interest Payment Dates: The 20th day of March and September of each year commencing 09/20/2006.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 03/20/2007 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.
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===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89233PXJ0      100%       	1.000%            99.000%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.300%      Semi-Annual     03/21/2011      No

-------------------------------------------------------------------
Medium-Term Note, Series B - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of March and September of each year commencing 09/20/2006.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 03/20/2007 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.

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===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89233PXK7       100%       	1.500%            98.500%

-------------------------------------------------------------------

===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.550%      Semi-Annual     03/21/2016      No

-------------------------------------------------------------------
Medium-Term Note, Series B - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of March and September of each year commencing 09/20/2006.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 03/20/2008 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.
-------------------------------------------------------------------




===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89233PXL5       100%       	2.000%            98.000%

-------------------------------------------------------------------

===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.750%      Semi-Annual     03/22/2021      No

-------------------------------------------------------------------
Medium-Term Note, Series B - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of March and September of each year commencing 09/20/2006.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 03/20/2009 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.
-------------------------------------------------------------------

Toyota Motor Credit Corporation
19001 S. Western Ave
Torrance, California 90509

Trade Date:  03/10/2006
Issue Date:  03/15/2006
Minimum Denominations/Increments: $1,000/$1,000

Original Issue Discount: No
Form: Book-entry

All trades settle without accrued interest and clear SDFS: DTC Book-
entry only
Merrill Lynch DTC Participant Number:  161


(1) Expressed as a percentage of the minimum denomination


                                                   Merrill Lynch & Co.
                                                   Purchasing Agent
                                                   Acting as Principal
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